AMENDMENT 2018-4

TO THE

RCM TECHNOLOGIES, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, RCM Technologies, Inc. (the “Company”) maintains the RCM Technologies, Inc. 2001 Employee Stock Purchase Plan (the “Plan”) for the benefit of its and its subsidiaries eligible employees;

WHEREAS, the Company desires to amend the Plan, subject to approval of the Company’s stockholders at its 2018 Annual Meeting, to increase the total number of shares of common stock of the Company reserved for issuance and transfer under the Plan by an additional 300,000 shares, so that a total of 1,400,000 shares of common stock of the Company are reserved for issuance and transfer under the Plan; and

WHEREAS, pursuant to Section 5.06 of the Plan, the Board of Directors of the Company (the “Board”) may, at any time and from time to time, amend the Plan in any respect, subject to stockholder approval if required under section 423 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in accordance with the foregoing, effective upon approval by the Company’s stockholders, the Plan is hereby amended as follows:

1. Section 3.01 of the Plan is hereby amended in its entirety to read as follows:

“Sec. 3.01 Reservation of Shares.  Subject to adjustment in accordance with Section 4.02, there shall be 500,000 shares of Stock reserved for issuance or transfer under the Plan; provided, that, effective July 1, 2009, the aggregate number of shares of Stock reserved for issuance or transfer under the Plan shall be increased by 300,000 shares so that the total number of shares of Stock reserved for issuance or transfer under the Plan shall be 800,000 shares; and provided further, that, effective December 3, 2015, the aggregate number of shares of Stock reserved for issuance or transfer under the Plan shall be increased by an additional 300,000 shares so that the total number of shares of Stock reserved for issuance or transfer under the Plan shall be 1,100,000 shares; and provided further, that, effective December 14, 2018, the aggregate number of shares of Stock reserved for issuance or transfer under the Plan shall be increased by an additional 300,000 shares so that the total number of shares of Stock reserved for issuance or transfer under the Plan shall be 1,400,000 shares.  Except as provided in Section 4.02, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan.”
2. As thus amended, the Plan, including Amendment 2009-1, Amendment 2009-2, Amendment 2015-3 and this Amendment 2018-4 thereto hereby constitute the Plan.

IN WITNESS WHEREOF, to record the adoption of this Amendment 2018-4 to the Plan, the Board has caused the execution of this instrument on this 14th day of December, 2018.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary